BY-LAWS

                                       OF

                        NATURAL GAS VEHICLE SYSTEMS, INC.

                                    ARTICLE I

                         CORPORATE OFFICES AND PURPOSES

Section 1. Name.

     The name of the Corporation is NATURAL GAS VEHICLE SYSTEMS, INC. It shall hereafter be referred to as the "Corporation".

Section 2. Offices.

     The principal administrative office of the Corporation shall be located at 2250 Cherry Industrial Circle, Long Beach, California 90805. The Corporation may also have offices at such other place or places as the Board of Directors may from time to time establish in order to further the purposes of the Corporation.

Section 3.  Purposes.

     The purpose of the Corporation shall be to acquire all assets, rights and liabilities of CNG Cylinder Company of North America, L.P., a Delaware limited partnership with offices at 2250 Cherry Industrial Circle, Long Beach California 90805 ("CNG"), and to develop and commercialize technologies, products and processes relating to the use of compressed natural gas cylinders and the conversion of motor vehicles to natural gas operation. In furtherance of these purposes, the Board of Directors of the Corporation shall be authorized to create one or more divisions or subsidiaries of the Corporation.

                                   ARTICLE II

                                  STOCKHOLDERS

Section 1. Annual Meeting.

     An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at the Corporation's principal administrative office in Long Beach, California, unless the Corporation's Board of Directors approves a


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different location for the meetings, on such date and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

Section 2. Special Meetings.

     Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at the Corporation's principal administrative office at Long Beach, California unless the Board of Directors approves a different location, on such date, and at such time as they or he or she shall fix.

Section 3. Notice of Meetings.

     Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date and time thereof are announced at the meeting at which the adjournment is taken and the location of the adjourned meeting is the same location as the original meeting; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.


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Section 5. Organization.

     Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6. Conduct of Business.

     The chairman of any meeting of stockholders shall determine the order of business, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 7. Proxies and Voting.

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting


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of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8. Stock List.

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Consent of Stockholders in Lieu of Meeting.

     Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all holders of outstanding stock and shall be delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's principal office shall be made by hand or by certified or registered mail, return receipt requested.


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     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by all holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

                                   ARTICLE III

                                BOARD OF DIRECTORS

Section 1. Number and Term of Office.

     The number of directors who shall constitute the whole Board shall be five
(5). Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law. The stockholders may approve an increase in the number of directors who shall constitute the full Board, up to a maximum of twelve directors.

Section 2. Vacancies.

     Any vacancy on the Board occurring during a term, including vacancies which arise as a result of an increase in the number of directors constituting the Board as provided in Section I of Article III, shall be filled by the stockholders at a special meeting called by the remaining directors for that purpose.

Section 3. Regular Meetings.

     Regular meetings of the Board of Directors shall be held quarterly at the Corporation's principal administrative office in Long Beach, California unless the Board approves a different location for the meetings, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4. Special Meetings.

     Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) and shall be held at


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

the Corporation's principal administrative office in Long Beach, California unless the Board of Directors approves a different location, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice or by telegraphing or telexing or by facsimile transmission of the same not less than seventy-two (72) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum.

     At any meeting of the Board of Directors, seventy-five percent (75%) of the directors constituting the full Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone.

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business.

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8. Powers.

     The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including without limiting the generality of the foregoing, the unqualified power:

     (1) To declare dividends from time to time in accordance with law;


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     (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

     (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

     (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

     (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

     (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

     (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

     (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

Section 9. Compensation of Directors.

     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors. The cost of attendance of directors for Board of Directors meetings, unless otherwise agreed to, shall be borne by the Corporation.

Section 10. Resignation.

     Any director may resign by delivering a written resignation to the chairman of the board or to the secretary of the Corporation, and the remaining directors shall call a special meeting of the stockholders to fill the vacancy for the remainder of said director's term.


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Section 11. Removal of Director.

     No director shall be removed without cause. Any director may be removed from office with cause by the affirmative vote of seventy-five percent (75%) of all directors of the Board then in office.

Section 12. Advisors.

     The Board of Directors shall elect five advisors to the Board (the "Advisors"). The Advisors shall be entitled to attend all meetings of the Board of Directors, and shall be entitled to notice of all such meetings in the same manner as directors. The Advisors shall be entitled to participate in all discussions among the directors at such Board meetings, but no Advisor shall be entitled to vote on any resolution proposed by the Board of Directors.

                                   ARTICLE IV

                                   COMMITTEES

Section 1. Committees of the Board of Directors.

     The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

Section 2. Executive Committee.

     If the stockholders approve an increase in the number of directors composing the Board to seven or more directors, then the Board of Directors may, in its discretion, by resolution adopted unanimously by the whole board, constitute a general executive committee for the Board, appoint the members thereof, and specify its authority and responsibility. Such committee shall be composed of three members of the Board of Directors who shall serve at the pleasure of the Board. The executive committee shall have such powers and shall perform such duties as the Board may delegate to it in writing from time to time, including the immediate oversight and management of the business affairs of the Corporation in accordance with Budgets and Plans approved by the full Board, except that the committee shall have no authority in reference to amending the certificate of incorporation, adopting a plan of merger or consolidation, suggesting to stockholders the sale, lease,


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exchange, mortgage, or other disposition of all or substantially all of the property and assets of the Corporation other than in the usual course of business, recommending to stockholders a voluntary dissolution or a revocation thereof, amending, altering or repealing any provision of these Bylaws, electing or removing any directors or officers of the Corporation, or members of the executive committee, fixing the compensation of any member of the executive committee, declaring dividends, or amending, altering, or repealing any resolution of the Board of Directors which, by its terms, provides that it shall not be amended, altered, or repealed by the executive committee. The executive committee shall act by a majority of the members thereof, and any action duly taken by the executive committee within the course and scope of its authority shall be binding on the Corporation. The executive committee shall keep a written record of its proceedings and shall submit such record to the whole Board at each regular meeting, and at such other times as may be requested by the Board. Each member of the full Board shall receive 24 hour advance notice, by facsimile transmission, of proposed meetings of the executive committee, including a brief summary of topics to be considered by the executive committee at such meeting. Prior to such executive committee meeting, any two members of the full Board may call for a special meeting of the full Board to deal with one or more of such specified topics in lieu of allowing the executive committee to act thereon.

                                    ARTICLE V

                                    OFFICERS

Section 1. Generally.

     The officers of the Corporation shall consist of a Chairman of the Board, a President, an Executive Vice-President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

Section 2. Chairman.

     The Chairman shall be the chief executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control


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of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 3. President.

     The President shall, in the absence of the Chairman or in the event of his death, inability, or refusal to act, perform the duties of the Chairman, and when so acting, shall have all the authority of, and be subject to all the restrictions of, the Chairman pursuant to the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, the Certificate of Incorporation, as amended from time to time, these By-laws, as amended from time to time, and to the direction of the Board.

Section 4. Executive Vice-President.

     The Executive Vice-President shall, in the absence of the President or in the event of his death, inability or refusal to act, perform the duties of the President, and when so acting, shall have all the authority of, and be subject to all of the restrictions of, the President pursuant to the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, the Certificate of Incorporation, as amended from time to time, these Bylaws, as amended from time to time, and to the direction of the Board. The Executive Vice-President shall serve as the chief operating officer of the Corporation.

Section 5. Vice President.

     Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors.

Section 6. Chief Financial Officer.

     The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as the Board of Directors may from time to time prescribe.


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Section 7. Secretary.

     The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 8. Delegation of Authority.

     The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 9. Removal.

     Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 10. Action with Respect to Securities of Other Corporation.

     Unless otherwise directed by the Board of Directors, the Executive Vice-President or any officer of the Corporation authorized by the Executive Vice-President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 11. Compensation of Officers.

     Officers shall receive, pursuant to resolution of the Board, fixed fees and/or other compensation for the services they render to the Corporation.

                                   ARTICLE VI

                                      STOCK

Section 1. Certificates of Stock.

     Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman, the President, the Executive Vice-President or a Vice President and by the Secretary or an Assistant Secretary, or the Chief Financial Officer or an Assistant Financial Officer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.


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Section 2. Transfers of Stock.

     Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date for determining stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the


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record date is adopted. If no record date has been fixed by the Board of
Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II,
Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 4. Lost, Stolen or Destroyed Certificates.

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE VII

                                     NOTICES

Section 1. Notices.

     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by mail with postage paid and return receipt requested, or by sending such notice by pre-paid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is actually received by said stockholder, director, officer, employee or agent shall be the time of the giving of the notice.


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Section 2. Waivers.

     A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                  ARTICLE VIII

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1. Contracts.

     The Board of Directors may authorize any officer or officers, agents or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans.

     No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks Drafts, or Orders.

     All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits.

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.


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                                   ARTICLE IX

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification.

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the COrporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2. Right to Advancement of Expenses.

     The right to indemnification conferred in Section 1 of this Article IX shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an


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"undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Section 1 and 2 of this Article IX shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Section 3. Right of Indemnitee to Bring Suit.

     If a claim under Section 1 or 2 of this Article IX is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also with respect to the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of, the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or


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

expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights.

     The right to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance.

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6. Indemnification of Employees and Agents of the Corporation.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                    ARTICLE X

                              PROGRAMS AND BUDGETS

Section 1. Operations Pursuant to Programs and Budgets.

     The operations of the Corporation shall be conducted, and assets acquired, only pursuant to Programs and Budgets which have been approved by the Board of Directors. "Program" shall mean a description in reasonable detail, in accordance with industry standards, of operations to be conducted by the Corporation for a designated period. "Budget" shall mean a detailed estimate of all costs to be incurred by the Corporation with respect to a Program.


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

Section 2. Content of Programs and Budgets.

     Upon approval of these Bylaws by the Board of Directors (the "Effective Date"), and on or before thirty (30) days prior to the end of each fiscal year of the Corporation, the Corporation shall cause to be prepared and submitted to the Board of Directors a Budget for the Corporation covering the balance of the fiscal year following the Effective Date and each next succeeding fiscal year, containing projections of profit and loss, cash flow, and ending balance sheets for each quarter of such period. The purposed annual Budget shall be reviewed by the Board of Directors and comments or suggested changes proposed by the Board within fifteen (15) days thereafter. The Board of Directors shall use its best efforts to approve the Budget for a fiscal year prior to the commencement of said fiscal year.

Section 3. Content of Program and Budget.

     The Budget for each year shall include, as applicable, all anticipated costs and expenses, including but not limited to development, operation and maintenance expenditures, capital expenditures, working capital requirements, and a statement of all proposed financing arrangements for said year as well as extraordinary capital and acquisition expenses. Each Budget shall also include quarterly development, production and marketing schedules and forecasts, as applicable, with cost estimates and budget items in sufficient detail to conform with industry standards.

Section 4. Emergency or Unexpected Expenditure.

     In case of emergency, the Board of Directors may take any action it deems necessary to protect the Corporation's assets or to comply with law or governmental regulations.

                                   ARTICLE XI

                                   ACCOUNTING

Section 1. Quarterly Cash Budget.

     The Corporation shall, in advance of each fiscal quarter, cause to be prepared a Budget reflecting in reasonable detail the receipts and credits as well as the debits and expenses anticipated to be received, or paid, as the case may be, on the Corporation's books of account. The quarterly Budget shall show:

     (1) the estimated amount that will be required to be financed by the Corporation during the subject fiscal quarter in accordance with the approved Budget;


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

     (2) the extent, if any, to which that amount may be satisfied out of (a) funds (in excess of a proper amount of working capital set aside for the purposes of the Corporation) previously contributed to the Corporation, or (b) receipts of income resulting from operations which may reasonably be expected to be received during the subject fiscal quarter;

     (3) credits, if any, to the Corporation, including those arising from adjustments of accruals to actual expenditures; and

     (4) the estimated amount of expenses that will be required to be paid during the subject fiscal quarter in accordance with the approved Budget.

     The quarterly cash budget shall include an amount to cover the quarterly general expenses, an amount to cover the anticipated expenditure during the succeeding quarter for approved operations, and an amount required to maintain working capital.

Section 2. Books and Records.

     The fiscal year of the Corporation shall be as determined by the Board of Directors, using a cash or accrual basis of accounting as permitted under the Internal Revenue Code and as determined by the Board of Directors. The Corporation shall keep or cause to be kept complete and accurate books of account, in which shall be entered each transaction of the Corporation. At the close of each fiscal year and at the termination of this Corporation, the books and records of the Corporation shall be examined by such independent firm of certified public accountants as may from time to time be selected by the Board of Directors. The Corporation shall also, within thirty (30) days after the end of each fiscal quarter, cause a quarterly financial statement of the Corporation to be prepared in accordance with generally accepted accounting principles.

Section 3. Reports to Stockholders.

     The Board of Directors shall send an annual report to the stockholders of the Corporation, not later than 120 days after the close of the fiscal year of the Corporation. The annual report shall include a balance sheet as of the close of the fiscal year of the Corporation and an income statement and statement of changes in financial position for such fiscal year. The financial statement shall be prepared from and in accordance with the books of the Corporation, in conformity with generally accepted accounting principles applied on a consistent basis, and shall be certified by an independent firm of certified public accountants.


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

Section 4. Inspection of Corporate Records.

     The Corporation shall keep correct and complete books and records of account and shall also keep minutes of all meetings of stockholders and directors. Additionally, a record shall be kept at the principal executive office of the Corporation, giving the names and addresses of all stockholders, and the number of shares held by each. Any person who is the holder of a voting trust certificate or who is the holder of record of at least ten percent (10%) of the outstanding voting shares of the Corporation shall have the right to examine and copy, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account of the Corporation, the minutes, and the record of stockholders. On the written request of my stockholder, the Corporation shall mail to such stockholder within ten
(10) days after receipt of such request, a balance sheet as of the close of its latest fiscal quarter and a profit and loss statement for such fiscal quarter. If such request is received by the Corporation before such financial statements are available for its latest fiscal quarter, the Corporation shall mail such financial statements within ten (10) days after they become available, but in any event within forty (40) days after the close of its latest fiscal quarter.

                                   ARTICLE XII

                                 MISCELLANEOUS

Section 1. Facsimile Signatures.

     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

     The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or Assistant Financial Officer.

Section 3. Reliance upon Books, Reports and Records.

     Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation


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

shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Time Periods.

     In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                  ARTICLE XIII

                                   AMENDMENT

     These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.


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